Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Tel 908-673-9000

CHANGE ORDER

Change Order No.: 1 to Exhibit 1 effective October 9, 2012.

Study Drug: N/A	Protocol: N/A	Requester: *
Service Provider:	Service Provider Contact:	Date of Request:
Enumeral Biomedical Corporation	Derek Brand	12/16/13

Original Specifications (if applicable):

- Enumeral Biomedical Corporation (Service Provider) to provide Assay Assessment for * from October 29, 2012 until December 31, 2013.
- Total contract value of *

Change in Specifications/ New Specifications:

- Extend term of Services from December 31, 2013 until completion of services.
- Addition of *.
- Increase total contract value from * to *.

Costs
Activity	Billing	Unit	No. of	Professional	Pass-	Total
	Unit	Price	Units	Fees	Through
*				*		*

Total Change Order (Currency):	Total Contract and Change Orders (including this one) Cost (Currency): *
*
Original: *

Implementation of this change is expected to have to the following effect on the Project timeline: extend term until completion of services. Completion of services described in detail in Exhibit A

Authorized signatures (Service Provider):	Date: Dec 19th, 2013

By: /s/ Derek Brand

Authorized signatures (Celgene):	Date: Dec 19th 2013

By: /s/ Yevette Holmes

CONFIDENTIAL

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Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

Acceptance: The services and costs identified in this Change Order are hereby accepted. All work is to be performed under the same terms and conditions as specified in the applicable Work Order and the Agreement unless otherwise stipulated.

CONFIDENTIAL

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Updated Quotation for Celgene Cellular Therapeutics (CCT)

Date of quotation:	October 22nd 2013 (Updated November 6th 2013)

Project Status:	Program is ongoing. This quotation encompasses additional fees for the procurement of *.

Project Title:	“Assays for the assessment of progression and regression in *”

Deliverables:

Deliverable #1: An assay using Enumeral’s technology will be designed that will encompass *. (COMPLETED)

Deliverable #2: After feedback from CCT, the assay will be optimized in order to be applied to *. (COMPLETED)

Additional Deliverable (Described in Addendum): Enumeral will acquire * from * to analyze for Deliverable #3. The fees associated with this deliverable will become due upon receipt of * for the collection protocol.

Deliverable #3: Enumeral will deliver data from * taken from *, including appropriate controls. The data will encompass * samples, with an appropriate number of “experimental” samples (collected from *) and “control” samples (from * or from *). Deliverable #3 will be complete upon receipt of data in the form of a report to be prepared by Enumeral.

Project Fees:      *, to be paid as follows:

-     * in fees from original project (Note: *)

-     * for * (Expected November 2013)

Wire Instructions:

To:	Square 1 Bank
Address:	406 Blackwell Street, Suite 240, Durham NC 27701
Routing #:	*
Beneficiary:	Enumeral Biomedical Corp.
Account #:	*

All other correspondence may be addressed to:

Derek Brand, Enumeral Biomedical Corp

1450 Broadway, 24th Floor, New York, NY, 10018

Phone: 917-225-8669 derek@enumeral.com

Laboratory: One Kendall Square, Building 400, Fourth Floor, Cambridge, MA 02139

Corporate Offices: 1450 Broadway, 24th Floor, New York, NY 10018